EXECUTION VERSION

COMSTOCK MINING INC.

11% Senior Secured Debenture due 2021

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (II) UNLESS PURSUANT TO RULE 144 (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT.

THIS DEBENTURE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY CONTACTING THE CHIEF EXECUTIVE OFFICER OF COMSTOCK MINING INC. AT P.O. BOX 1118, VIRGINIA CITY, NV 89440, TELEPHONE: 775-848-5310.

COMSTOCK MINING INC.

11% Senior Secured Debenture due 2021

Certificate No. A-1

COMSTOCK MINING INC., a Nevada corporation, for value received, promises to pay to GF COMSTOCK 2 LP, a Delaware limited partnership, or its registered assigns, the principal sum of Ten Million Seven Hundred Thousand Twenty-Three and no/100 Dollars ($10,723,000), and to pay interest thereon, as provided in this Debenture, until the principal and all accrued and unpaid interest are paid or duly provided for.

Additional provisions of this Debenture are set forth on the other side of this Debenture.

[Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Comstock Mining Inc. has caused this instrument to be duly executed as of the date set forth below.

COMSTOCK MINING INC

Date: January 13, 2017	By:	/s/ Corrado De Gasperis
	Name:	Corrado De Gasperis
	Title:	President and Chief Executive Officer

 ACKNOWLEDGED AND AGREED:

GF COMSTOCK 2 LP, by GF CAPITAL, LLC, ITS GENERAL PARTNER

Date: January 13, 2017	By:	/s/ Daniel Freuman
	Name:	Daniel Freuman
	Title:	Manager

[Signature Page to Comstock Senior Secured Debenture (2017)]

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COMSTOCK MINING INC.

11% Senior Secured Debenture due 2021

This Debenture (this “Debenture”) is issued by Comstock Mining Inc., a Nevada corporation (the “Company”), to GF Comstock 2 LP, a Delaware limited partnership, and designated as the Company's 11% Senior Secured Debenture due 2021.

1. Definitions.

“Account” is any “account” as defined in the Uniform Commercial Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to the Company.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in New York are authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person.

“Change of Control” means the occurrence after the date hereof of any of (a) an acquisition by any Person (other than a Person who holds such voting power today or his affiliates or related parties) of a majority of the aggregate voting power of the voting securities of the Company whose holders are generally entitled to vote for the election of directors of the Company, (b) the merger or consolidation of the Company with any other Person where, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction do not own a majority of the aggregate voting power of the voting securities of the successor Person of such transaction whose holders are generally entitled to vote for the election of directors of the successor Person of such transaction, or (c) the sale or transfer of all or substantially all of the Company’s consolidated assets to another Person where, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction do not own a majority of the aggregate voting power of the voting securities of the Person whose holders are generally entitled to vote for the election of directors of the acquiring Person immediately after the transaction.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” has the meaning set forth in the Security Agreement.

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“Commission” means the U.S. Securities and Exchange Commission.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest Rate” has the meaning set forth in Section 3(B).

“Environmental Claim” shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Law” shall mean any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to the protection of the environment or health and safety including without limitation, environmental, health and safety laws, regulations, governmental authorizations, ordinances, and rules, and the common law, and contractual obligations relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, Releases or threatened Releases (defined below) of Hazardous Material (defined below) or otherwise relating to pollution or protection of human health or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, natural resources, land surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or Hazardous Material or wastes, as the same may be amended or modified, and as now existing or hereafter adopted. Environmental Laws include, without limitation, the Laws listed below: The Hazardous Materials Transportation Act (49 U.S.C. § § 1801 et seq.); the Federal Solid Waste Act as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § § 6901 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. § 1251); the Federal Clean Water Act of 1977 (33 U.S.C. §§ 1251, et seq.); the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.); the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.); the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.); the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001, et seq.); the Occupational Safety and Health Act (26 U.S.C. §§ 651 et seq.); the Pollution Prevention Act of 1990 (42 U.S.C. §§ 13101 et seq.); the Atomic Energy Act of 1954, 68 Stat. 919; the Energy Reorganization Act of 1974; the Federal Mine Safety and Health Act of 1977, Public Law 91-173, as amended by The Mine Improvement and New Emergency Response (MINER) Act of 2006 (Public Law 109-236, as amended by Public Law 109-280); the Occupational Health and Safety Act of 1970, Pub. Law 91-596, 84 Stat. 1590, 29 USC §§ 652 et seq.); the Federal Land Policy and Management Act, 43 USC §§ 1744 et seq.; Federal Insecticide, Fungicide, and Rodenticide Act; the Federal Pesticide Act of 1978 (7 U.S.C. §§ 136, et seq., and any similar or implementing state or foreign law, and all amendments thereto or regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 8(A)(i).

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“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Hazardous Material” shall mean any material meeting the definition of a “hazardous substance” in CERCLA 42 U.S.C. §9601(14) and all explosive or radioactive substances or wastes, toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos containing materials, polychlorinated biphenyls (“PCBs”) or materials or equipment containing PCBs in excess of 50 ppm, radon gas, infectious or medical wastes, heavy metals, mining wastes, tailings and leachates and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

The term “including” means “including without limitation.”

“Indebtedness” means (A) indebtedness for borrowed money or with respect to deposits or advances of any kind or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms); (B) obligations evidenced by notes, bonds, debentures or similar instruments; (C) all obligations under conditional sale or other title retention agreements relating to property acquired; (D) capital lease obligations; (E) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; and (F) all guarantees of Indebtedness of others.

“Interest Payment Date” means, with respect to this Debenture, on each January 1st and July 1st beginning on July 1, 2017.

“Inventory” means all “inventory” as defined in the Uniform Commercial Code in effect on the Issue Date with such additions to such term as may hereafter be made under the Uniform Commercial Code, and includes all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Lien” shall have the meaning given to it in the Security Agreement.

“Mandatory Redemption Event” shall mean the consummation of the sale or other disposition of, or earn-ins related to, any assets of the Company or any of its Subsidiaries.

“Make-Whole Amount” means the amount of interest that would accrue on the outstanding principal amount of this Debenture (as of the Redemption Date) from the Redemption Date to the date that is seven

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months after such Redemption Date (whether or not such seven month period extends past the Maturity Date).

“Material Adverse Change” means (A) a material adverse change in the business, assets, operations, earnings, properties, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole; (B) a material impairment of the prospect of repayment of any portion of the amounts due under this Debenture; or (C) a material adverse effect on the Collateral (as defined in the Security Agreement) that is not the result of action or inaction by the Purchaser or the Company in connection with filings made or not made with respect to the Collateral. For the avoidance of doubt, a “going concern” or like qualification or “emphasis of matter” paragraph in an auditor’s opinion will not automatically constitute a Material Adverse Change unless the underlying facts or situation that resulted in such “going concern” or like qualification or “emphasis of matter” paragraph would otherwise constitute a Material Adverse Change.

“Material Agreement” means any contractual arrangement between the Company or any of its Subsidiaries and a Person or Governmental Authority where the value thereof is more than seven hundred fifty thousand dollars ($750,000) in the aggregate.

“Maturity Date” means January 13, 2021.

“Net Cash Proceeds” means the proceeds in the form of cash (including (i) payments in respect of deferred payment obligations and (ii) proceeds from the conversion of other consideration received when converted to cash but only when received), net of reasonable related brokerage commissions and other related fees and expenses incurred as a result thereof; provided that with respect to any permitted earn-in arrangement, the Net Cash Proceeds shall exclude (i) any funds required by the terms of such permitted earn-in to be applied within 12 months of the date of receipt of such cash as a direct investment or capital expenditure in the related project and (ii) any funds expended into such project directly by the third party involved.
The term “or” is not exclusive.

“Permitted Indebtedness” means:

(A) the Company’s Indebtedness to the Purchaser under this Debenture and under the Security Agreement;

(B) Indebtedness existing on the date hereof and disclosed on Schedule C attached hereto;

(C) Indebtedness of the Company to Northern Comstock LLC represented by a promissory note executed by the Company pursuant to Section 6.11(b) of that certain limited liability company operating agreement of Northern Comstock LLC dated as of October 19, 2010, as amended by the First Amendment to the Limited Liability Company Operating Agreement dated as of August 26, 2015 and as further amended by the Second Amendment to the Limited Liability Company Agreement, dated as of September 28, 2015 (the “Northern Comstock Agreement”) (Indebtedness incurred under this clause (C) is hereinafter referred to as “Northern Comstock Debt”);

(D) unsecured Indebtedness to trade creditors and in connection with credit cards incurred in the ordinary course of business;

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(E) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by the Company or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person, provided, that (i) the aggregate outstanding principal amount of all such Indebtedness incurred pursuant to this clause (E) during the term of this Debenture does not exceed one million dollars ($1,000,000), (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made) and (iii) such Indebtedness is incurred prior to or within sixty (60) days after such acquisition or the completion of such repair, improvement or construction;

(F) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of the Company’s business;

(G) deposits or advances received from customers in the ordinary course of business;

(H) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Company or any of its Subsidiaries in the ordinary course of business; and

(I) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness set forth in clauses (B) and (E) above, provided, that the principal amount thereof is not increased or the terms thereof are not more burdensome in any respect upon the Company, or its Subsidiary, as the case may be, than the Indebtedness being refinanced.

“permitted earn-in arrangement” means a joint venture, lease or other arrangement that is on terms that are fair and reasonable to the Company (in the determination of the Company’s board of directors) whereby a third party undertakes the development of a property (other than the Real Property Collateral, excluding the American Flat Properties, the Lucerne Properties and the Occidental Properties, for which an earn-in otherwise satisfying the definition of permitted earn-in arrangement shall be permitted) and receives a share in the revenues or profits therefrom or pays the Company a royalty or participating rent therefrom that does not materially impair the value of such property or the Company’s financial position.

“Permitted Liens” means (A) Liens existing on the date hereof and disclosed on Schedule D attached hereto; (B) Liens on assets with an aggregate value (determined as the higher of book value and fair market value) not exceeding $150,000 at any one time; (C) Liens in favor of the Purchaser securing this Debenture; (D) Liens securing Indebtedness incurred under clause (C) of the definition of Permitted Indebtedness secured only by the DWC Property (as defined in the Northern Comstock Agreement) and the Leased Property (as defined in the Northern Comstock Agreement) and no other assets of the Company or any of its Subsidiaries; (E) Liens incurred for the benefit of any third party entering into a permitted earn-in arrangement with the Company that secure the assets that are subject to such permitted earn-in arrangement (but no other assets of the Company or any of its Subsidiaries); (F) all purchase money security interests hereinafter incurred by the Company in the ordinary course of business to the extent incurred under clause (C) of the definition of Permitted Indebtedness; (G) liens imposed by law for taxes that are not yet due or are being contested in good faith, or as to which the grace period, if any, related thereto has not expired; (H) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like liens imposed by law, arising in the ordinary course of business; (I) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (J) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, reclamation and appeal bonds, performance bonds or letters of credit, leases or deferred purchase price of equipment, trade credit, endorsement of checks, and completion guarantees and other obligations of a like nature, in

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each case in the ordinary course of business; (K) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8(A)(i)(5); (L) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of the Subsidiaries; (M) Liens to be released upon the application of the use of proceeds in accordance with Section 4(C) of the Securities Purchase Agreement, so long as such Liens are actually released by no later than twelve (12) Business Days after the Closing Date; and (N) Liens with respect to the Genco/Rule Properties (as defined in the Securities Purchase Agreement), so long as either (1) such Liens are released by no later than eight (8) days after the Closing Date, including without limitation pursuant to real property reconveyance documents entitled "Substitution of Trustee and Deed of Reconveyance", or (2) if the Company does not procure the release of such Liens within eight (8) days after the Closing Date as described in clause (1) above, then the Company uses its reasonable best efforts to (A) commence a quiet title action as to the relevant parcel(s) of the Genco/Rule Properties by no later than eight (8) days after the Closing Date and (B) pursue such quiet title action thereafter.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

“PIK Debt” has the meaning set forth in Section 3(A).

“Purchaser” means GF Comstock 2 LP, a Delaware limited partnership.

“Real Property Collateral” shall have the meaning given to it in the Security Agreement.

“Redemption” means the repurchase of this Debenture (or any portion thereof) by the Company pursuant to Section 5.

“Redemption Date” means the date fixed for the repurchase of this Debenture (or any portion thereof) by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 5(E).

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 5(E).

“Redemption Price” means the cash price payable by the Company to redeem this Debenture (or any portion thereof) upon its Redemption, calculated pursuant to Section 5.

“Release” shall have the meaning given such term in CERCLA, 42 U.S.C. §9601(22), including migration.

“Remedial Action” shall mean (a) “remedial action” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; (iii) restore and reclaim mine lands both at surface and subsurface, or (iv) monitor the presence of Hazardous Material in the environment or the progress of any treatment or abatement program.

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“Responsible Officer” of the Company shall mean any executive officer of the Company and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of the date hereof, between the Company and the Purchaser providing for the initial issuance of this Debenture.

“Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Company, as pledgor, and the Purchaser as pledgee, and as the same may be amended from time to time.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Transfer” has the meaning set forth in Section 6(I)(3).

“Uniform Commercial Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Nevada; provided, however, that, to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the lien of the Purchaser on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Nevada, then the term “Uniform Commercial Code” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions relating to such provisions.

2. Denominations; Transfers and Exchanges.

(A) All Debentures will be in registered form, without coupons. The Purchaser may transfer or exchange this Debenture by presenting it to the Company; provided, however, that (x) the Company may refuse to effect any transfer of this Debenture (other than any transfer to an Affiliate (as defined under Rule 144 under the Securities Act) of the Purchaser) until the Purchaser provides the Company with such certificates or other documentation or evidence as the Company may reasonably require to determine that such transfer complies with the Securities Act and other applicable securities laws and (y) notwithstanding

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anything to the contrary contained herein, the Purchaser may not transfer the right to designate the persons specified herein to serve as a member of the Board of Directors of the Company as provided for in further detail below and such right shall remain with the Purchaser upon any such transfer or exchange.

(B) The Company will not impose any service charge on any Purchaser for any transfer of Debentures, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer of this Debenture (or any portion thereof) if the Purchaser requests that this Debenture be issued in a name other than the Purchaser’s name.

(C) The Company will cooperate with the Purchaser upon any requests relating to a transfer of Debentures and will execute and/or deliver any certificates or other documents reasonably requested in connection therewith by the Purchaser or such transferee.

3. Interest.

(A) Accrual of Interest. This Debenture (including any PIK Debt) will accrue interest at a rate per annum equal to 11% (the “Stated Interest”). Stated Interest on this Debenture (including any PIK Debt) will (i) accrue from, and including, the most recent date to which Stated Interest has been paid (including payment in kind of PIK Debt) or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, from the date hereof) to, but excluding, the date of payment of such Stated Interest; (ii) be payable semiannually on each Interest Payment Date; and (iii) be computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. For the first two (2) years following the date hereof (which, for the avoidance of doubt, shall relate to the Interest Payment Dates in calendar years 2017 and 2018 and on January 1, 2019) and so long as no Default or Event of Default has occurred and is continuing, interest on this Debenture (and on any PIK Debt) will be payable, at the option of the Company, either in cash or in the form of additional Debentures (or a combination thereof), to be issued by the Company, (such additional Debentures, “PIK Debt”). For the third and fourth years after the date hereof (beginning with the Interest Payment Date of July 1, 2019), interest on this Debenture (and on any PIK Debt) will be payable only in cash. During the first two (2) years following the date hereof, the Company shall notify the Purchaser no less than five (5) Business Days prior to any Interest Payment Date whether it intends to make a cash interest payment or whether it intends to pay all or a portion of such interest payment by delivering PIK Debt (and, if less than all, the amount of such payment to be made in cash and the amount to be made with PIK Debt). If the Company fails to provide such notice on or prior to such fifth (5th) Business Day, the Company shall be deemed to have elected to pay all of such interest payment in cash.

(B) Default Interest Rate. If a Default has occurred and is continuing and there are amounts still unpaid remaining on this Debenture (and on any PIK Debt), then, to the extent lawful, interest will accrue on such amounts at a rate per annum equal to 13.5% per annum (the “Default Interest Rate”), from, and including, the date of such Default to, but excluding, the date that such Default is cured or waived.

4. Repayment; Method of Payment; When Payment Date is Not a Business Day.

(A) Repayment. All outstanding principal, along with interest accrued but unpaid on the outstanding principal balance of this Debenture from time to time outstanding, including PIK Debt, plus the Make-Whole Amount with respect to the principal amount of the Debenture as of the date hereof, shall be due and payable on the Maturity Date. For the avoidance of doubt, the Make-Whole Amount shall not be payable with respect to any PIK Debt.

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(B) Method of Payment. The Company will pay all cash amounts due under this Debenture by check mailed to the address of the Purchaser (or, if the Purchaser provides the Company, at least five (5) days before the date such amount is due, with written notice of an account of the Purchaser within the United States, by wire transfer of immediately available funds to such account).

(C) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Debenture as provided in this Debenture is not a Business Day, then, notwithstanding anything to the contrary in this Debenture, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

(D) Payments in Kind. With respect to each Interest Payment Date occurring on or prior to January 1, 2019, so long as no Default has occurred and is continuing, the Company in its sole discretion, may pay all or any portion of a payment due on an Interest Payment Date, by: (i) cash; (ii) PIK Debt; or (iii) a combination of the foregoing payment methods.

(E) Allocation of Partial Payments. All payments made by the Company with respect to this Debenture shall be applied in the following manner: (a) first, against the amount of interest accrued and unpaid as of the date of such payment, (b) second, to the payment of any PIK Debt outstanding as of the date of such payment, and (c) third, against all principal being paid on the date of such payment together with the Make-Whole Amount on such principal.

5. Redemption.

(A) Mandatory Redemption. Within fifteen (15) days of the occurrence of a Mandatory Redemption Event (which in the case of an earn-in shall include any receipt of cash by the Company or any Subsidiary at any time during the earn-in arrangement), the Company shall offer to redeem, in accordance with and subject to this Section 5(A), the principal amount of this Debenture in amount equal to (x) 70% of the Net Cash Proceeds to the Company of any Mandatory Redemption Event constituting an earn-in arrangement and (y) with respect to all other Mandatory Redemption Events, 100% of the Net Cash Proceeds to the Company of such Mandatory Redemption Event; provided, that the Company shall be permitted to reinvest such Net Cash Proceeds in lieu of redeeming this Debenture if the Purchaser shall provide written authorization therefor in its sole and absolute discretion; provided, further, that no such offer shall be required to be made with respect to any Mandatory Redemption Event the Net Cash Proceeds of which are less than $50,000 until such time as the aggregate Net Cash Proceeds for which no offer has been made exceeds $250,000 during the term of this Debenture, after which the Company (or such Subsidiary) shall be required to offer to redeem, in accordance with and subject to this Section 5(A), the principal amount of this Debenture in an amount equal to the Net Cash Proceeds in excess of $250,000. Until the Company makes an offer of Redemption or invests the Net Cash Proceeds of a Mandatory Redemption Event in accordance with this Debenture, the Company shall hold such Net Cash Proceeds in a segregated escrow account (on terms reasonably acceptable to Purchaser) until such Net Cash Proceeds have been utilized as permitted hereunder. The Redemption Price for a Redemption pursuant to this Section 5(A) of the Debenture (or any portion thereof) is an amount in cash equal to the sum of (i) the principal amount of this Debenture (or such portion thereof) to be redeemed, plus (ii) accrued and unpaid interest on this Debenture (or such portion thereof) to, but excluding, the Redemption Date for such Redemption, plus (iii) the Make-Whole Amount. Upon receipt of a Notice of Redemption relating to a Mandatory Redemption Event, the Purchaser shall have the right, at any time prior to the Redemption Date, to inform the Company that it does not wish to have the Debenture redeemed.

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    (B) Right to Redeem this Debenture. At any time or from time to time, the Company may redeem this Debenture, in whole at any time and in part from time to time, at its option, upon irrevocable prior written notice in accordance with Section 5(C) below at a redemption price equal to 100% of the principal amount of this Debenture to be redeemed, plus accrued and unpaid interest thereon to the date of Redemption, plus the Make-Whole Amount.

(C) Redemption Date. The Redemption Date for any Redemption (other than in respect of a Change of Control) will be a Business Day of the Company’s choosing that is no more than fifteen (15) calendar days after the Redemption Notice Date for such Redemption. Upon the delivery of a Redemption Notice to the Purchaser the Redemption Price shall be irrevocably due and payable on the Redemption Date set forth therein.

(D) Redemption Notice. To call any portion of this Debenture for Redemption, the Company must send a written notice to the Purchaser of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i) that this Debenture (or any replacement(s) thereof) have been called for Redemption, briefly describing the Company’s redemption right;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Debentures for such Redemption;

(iv) if the Company refinances this Debenture and the Company’s obligations under the this Debenture and the Security Agreement have not been fully discharged before such Redemption Notice Date, an undertaking that such obligations will be fully discharged before, or concurrently with, the Redemption of this Debenture (or any replacement(s) thereof) and that if all Debentures cease to be outstanding before such Redemption, the Company will nonetheless effect such full discharge on the Redemption Date.

(E) Payment of the Redemption Price. The Company will cause the Redemption Price for a Debenture subject to Redemption to be paid to the Purchaser on or before the later of (i) the applicable Redemption Date; and (ii) the date this Debenture (or such portion thereof) is delivered to the Company.

(F) Change in Control. Upon the occurrence of a Change of Control, the Company shall be required to redeem this Debenture on or prior to the Business Day on which such Change of Control occurs for an amount in cash equal to the sum of (i) the principal amount of this Debenture (or such portion thereof) to be redeemed, plus (ii) accrued and unpaid interest on this Debenture (or such portion thereof) to, but excluding, the Redemption Date for such Redemption, plus (iii) the Make-Whole Amount. If not so redeemed immediately following such Change of Control, all amounts set forth in this clause (F) shall be immediately due and payable.

6. Covenants.

(A) Delivery of Lien Documentation. The Company grants as security for the payment of the Debentures and will execute and file or record documents perfecting a first priority lien in (i) the Real Property Collateral, (ii) the Article 9 Collateral, as defined in and provided under the Security Agreement, (iii) the

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Pledged Equity, as defined in and provided under the Security Agreement, and (iv) subject to the conditions set forth therein, Liens provided for under Section 6(O) hereunder, in each case, in favor of Purchaser, including the Security Agreement and Deeds of Trust.

(B) Delivery of Financial Statements and Other Reports. The Company will furnish to the Purchaser:

(1) Annual Financial Statements. Within 90 days after the end of each fiscal year, all annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Form 10-K if the Company were required to file such Form, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements by Deloitte & Touche LLP or other certified independent public accountants meeting the requirements of the Public Company Accounting Oversight Board and other legally required professional standards.

(2) Quarterly Financial Statements. Within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year, all quarterly financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Form 10-Q if the Company were required to file such Form, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

(3) Publicly Filed Materials. Within the time period that the same is required to be filed with the Commission, copies of any proxy statement and periodic and other report that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (after giving effect to any grace periods provided under the Exchange Act).

(4) Deemed Delivery. Any document or report that the Company files with the Commission through the Commission’s EDGAR system (or any successor thereto) will be deemed to be delivered to the Purchaser for purposes of this Section 6(B) at the time such document or report is filed through the EDGAR system (or such successor), it being understood that notwithstanding anything to the contrary in this Section 6(B), in no event will this Section 6(B) require the Company to deliver or otherwise provide any information for which it is seeking (or has received) confidential treatment from the Commission.

(4) Monthly Financial Statements and Operating Reports. Within thirty (30) days following the end of each month, the Company and its Subsidiaries shall deliver to the Purchaser: internally prepared, unaudited monthly financial statements of the Company and its Subsidiaries, and an operating report describing the status of the operations for each mine of the Company and its Subsidiaries.

(C) Compliance Certificate. The Company will, concurrently with any delivery of financial statements under Section 6(B)(1) or Section 6(B)(2) above, a certificate of an officer of the Company certifying that no Event of Default or Default has occurred (or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto).

(D) Notices of Default, Litigation and Other Proceedings. Promptly after any Responsible Officer of the Company obtains actual knowledge thereof, the Company will furnish to the Purchaser written notice of: (1) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto; (2) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in

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equity or by or before any Governmental Authority, against the Company or one of the Subsidiaries in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Change; and (3) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

(E) Compliance with Laws (including Environmental Laws) and Maintenance of Permits and Licenses. The Company will (1) comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted and (2) (a) comply with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all Environmental Permits necessary for its operations and the Real Property Collateral (except for the Company’s current mercury permit which shall not be renewed until necessary) and (b) conduct any Remedial Action in accordance with Environmental Laws, except, in each case with respect to this clause (2), to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a result in Material Adverse Change.

(F) Taxes. The Company will pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that (if unpaid) might give rise to a Lien upon its properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company (or affected Subsidiary, as applicable) shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP.

(G) Insurance. The Company will (1) keep its insurable properties insured by financially sound and reputable insurers in such amounts as shall be customary for similar businesses, (2) maintain such other insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, (3) with respect to each Real Property Collateral, carry and maintain comprehensive general liability insurance and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than seven hundred fifty thousand dollars ($750,000), (4) deliver original or certified copies of all such policies (or certificates in respect thereof satisfactory to the Purchaser) to the Purchaser and (5) take all other actions with respect to insurance that are required by any Deed of Trust.

(H) Inspections of Assets and Operations. The Company will (1) maintain all financial records in accordance with GAAP and (2) permit any persons designated by the Purchaser to (a) visit and inspect the financial records and the properties of the Company at reasonable times, upon reasonable prior notice to the Company, and as often as reasonably requested, (b) make extracts from and copies of such financial records and (c) discuss the Company's affairs, finances and condition with the officers thereof and independent accountants therefor (in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided, however, that if a Default or Event of Default has occurred and is continuing, the foregoing limitation with respect to reasonable times and notice shall not apply.

(I) Maintenance. The Company and its Subsidiaries shall at all times keep their properties and assets in good repair, working order and condition, except for reasonable wear and use. With regard to the Owned Unpatented Claims and Leased Unpatented Claims as those terms are defined in the Securities Purchase

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Agreement, the Company will cause all claim maintenance fees payable to the Bureau of Land Management to have been paid in the manner required by Law in order to maintain such claims in good standing, properly and timely record and file evidence of such payment as required by Law, and furnish evidence of such payment to Purchaser not later than August 1 of each year.

(J) Business Activities. Without the prior written consent of the Purchaser, which consent may be given or denied in the Purchaser’s sole discretion, neither the Company nor any of its Subsidiaries will engage directly or indirectly (whether through subsidiaries or otherwise) in any type of business other than the business presently or currently planned to be conducted by them and in related lines of business.

(K) Mineral Reports; Land Title Confirmation. On or prior to April 30, 2017, the Company shall cause to be delivered to the Purchaser, in form and substance either agreed to by the Purchaser prior to the date hereof or is otherwise reasonably satisfactory to the Purchaser, a chain of mineral title and such other reports and opinions, prepared and certified by a licensed Nevada lawyer or a landman that is a member in good standing of the Nevada Landmen’s Association and is reasonably acceptable to the Purchaser (such lawyer or landman, the “Landman”) and addressed to the Purchaser and its counsel, relating to the status of ownership of the mineral title to the Dayton/Spring Valley Properties (as defined in the Securities Purchase Agreement), the American Flat Properties (as defined in the Securities Purchase Agreement), the Lucerne Properties (as defined in the Securities Purchase Agreement), the Occidental Properties (as defined in the Securities Purchase Agreement), the Genco/Rule Properties (as defined in the Securities Purchase Agreement), and the Amazon/Wonder Properties (as defined in the Securities Purchase Agreement) and shall reimburse the Purchaser for up to $5,000 of legal expenses relating to the review of such reports and opinions. On or prior to January 31, 2017, the Purchaser shall have received, in form and substance reasonably satisfactory to the Purchaser, updated preliminary title reports and such other reports and opinions, related to the American Flat Properties, the Lucerne Properties, the Occidental Properties, the Genco/Rule Properties and the Amazon/Wonder Properties prepared and certified by a Nevada title insurer or the Landman, as the case may be, relating to the status of ownership of the surface title to all of such real properties. Notwithstanding anything in this paragraph to the contrary, the Company shall, promptly after the same are delivered or otherwise communicated to the Company, deliver copies of each report or opinion (whether preliminary or final and any updates thereto) prepared and delivered by the Landman and inform the Purchaser of any other interim updates or information received from the Landman. The Company shall use commercially reasonable efforts to cure material title defects or other material issues identified within the reports delivered by the Landman or that otherwise become known to the Company.

(L) Payment of Contractual Obligations. The Company will cause to be paid when due all payments due or that may become due under contractual obligations to third parties, including, without limitation, that certain Amended Agreement for the Sale of Untreated Water dated October 7, 2014 and all lease agreements affecting Real Property Collateral, as that term is defined in the Securities Purchase Agreement.

(M) Release or Partial Release of Property. The Company may not surrender, release, abandon or allow to lapse any Owned Unpatented Claims, or permit to be surrendered, released, abandoned or allowed to lapse any Leased Unpatented Claims, without the prior written consent of Purchaser. If the Company surrenders, releases, abandons or allows to lapse any Owned Unpatented Claims, or permits to be surrendered, released, abandoned or allowed to lapse any Leased Unpatented Claims, and subsequently acquires an interest in the lands formerly constituting all or a portion of such Owned Unpatented Claims or Leased Unpatented Claims, whether through re-staking or otherwise, such subsequently acquired interest shall be included within the Real Property Collateral, as that term is defined in the Securities Purchase Agreement, and the Company will execute all instruments reasonably required to secure the Purchaser’s security interest therein.

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(N) Negative Covenants. The Company will not, and will not permit any of the Subsidiaries to, do any of the following without the Purchaser's prior written consent:

(1) Liens and Encumbrances. Create, incur, allow, or suffer any Lien on any assets of the Company or any of its Subsidiaries (except for Permitted Liens), or permit any Collateral not to be subject to the first priority security interest granted pursuant to the Security Agreement (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Purchaser) with any Person that directly or indirectly prohibits or has the effect of prohibiting the Company or any of its Subsidiaries from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of the Company’s or such Subsidiary’s property.

(2) Restricted Payments. Pay any dividends or make any distribution or payment in respect of or redeem, retire or purchase any Capital Stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans or similar plans); and (ii) payments related to share withholdings for individual taxes related to the Company's stock options and required under the Company’s equity grants and employment agreements.

(3) Asset Sales. Convey, sell, lease, transfer, assign, dispose, assign or Lien, whether by operation of law or otherwise, of on or affecting any assets of the Company or any Subsidiary, enter into any earn-in arrangement or issue equity interests in any Subsidiary (collectively, “Transfer”), except for Transfers (A) of Inventory in the ordinary course of business, (B) of worn-out or obsolete equipment (as defined in the Uniform Commercial Code, and including all machinery, fixtures, goods, vehicles (including motor vehicles and trailers) and any interest in any of the foregoing) (C) Transfers (i) for fair value (to be determined and evidenced by an officer’s certificate or a resolution of the Board, or a third-party if the Company Transfers such Collateral for more than $1,000,000), (ii) for at least 90% cash consideration and (iii) the Net Cash Proceeds of which are applied in accordance with the Redemption provisions set forth in Section 5 and (D) permitted earn-ins the Net Cash Proceeds of which are applied in accordance with the Redemption provisions set forth in Section 5. For the sake of clarity, the issuance and sale of its equity interests by the Company is not, and shall not be deemed to be, a sale of an asset of the Company for purposes of this Section (N)(3).

(4) Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

(5) Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with an aggregate value in excess of $50,000 with any Affiliate of the Company or any of its Subsidiaries, except for transactions that are in the ordinary course of the Company’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary than would be obtained in an arm’s length transaction with a Person that is not an Affiliate.

(6) Merger, Consolidation, Sale of Substantially All Assets. The Company and its Subsidiaries will not affect any merger or consolidation or Transfer of all or substantially all of its assets except that a Subsidiary may merge or consolidate into or Transfer such assets to another Subsidiary and either Subsidiary may merge or consolidate into or Transfer such assets to the Company so long as the Company is the surviving (or acquiring) entity and the Company and such Subsidiary has taken all necessary action to ensure that the security interest of the Purchaser remains in full force and effect and remains perfected, in each case, after giving effect to such merger, consolidation or Transfer.

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(O) After-Acquired Property. (i) With respect to any property acquired after the date hereof by the Company or any of its Subsidiaries as to which the Purchaser does not have a perfected Lien, the Purchaser or such Subsidiary shall promptly (x) execute and deliver to the Purchaser such amendments to the Security Agreement or such other documents as the Purchaser deems necessary or advisable to grant to the Purchaser a perfected security interest in such property (subject to Permitted Liens) and (y) take all actions necessary or advisable to grant to the Purchaser a perfected first priority security interest in such property (subject to Permitted Liens), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by law or as may be reasonably requested by the Purchaser.

(ii) With respect to (a) any fee interest in any real property acquired after the date hereof by the Company or any of its Subsidiaries with a fair market value or purchase price in excess of $200,000 or (b) any unpatented mining claims staked by the Company or any of its Subsidiaries, the Company or such Subsidiary shall promptly (x) execute and deliver a first priority (subject to Permitted Liens) Deed of Trust in favor of the Purchaser covering such real property, (y)  provide the Purchaser with (A) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Purchaser) as well as a current survey thereof, together with a surveyor’s certificate and (B) any consents or estoppels reasonably deemed necessary or advisable by the Purchaser in connection with such Deed of Trust, each of the foregoing in form and substance reasonably satisfactory to the Purchaser and (z) if requested by the Purchaser, deliver to the Purchaser legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Purchaser.

(iii) With respect to any new Subsidiary created or acquired after the date hereof by the Company or any of its Subsidiaries, the Purchaser or such Subsidiary shall promptly (i) execute and deliver to the Purchaser such amendments to the Security Agreement as the Purchaser deems necessary or advisable to grant to the Purchaser a perfected first priority security interest in the equity interests of such new Subsidiary, (ii) deliver to the Purchaser the certificates representing such equity interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary to take such actions necessary or advisable to grant to the Purchaser a perfected first priority security interest in the Collateral described in the Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by law or as may be reasonably requested by the Purchaser and (iv) if requested by the Purchaser, deliver to the Purchaser legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Purchaser.

7. Security Agreement.

The Debenture is secured pursuant to the terms of the Security Agreement and Deeds of Trust.

8. Defaults and Remedies.

(A) Events of Default.

(i) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(1) a default in the payment when due (whether at maturity or otherwise) of the principal or Redemption Price of this Debenture (or any portion thereof);

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(2) a default for three (3) days in the payment when due of interest on this Debenture (or any portion thereof);

(3) other than as set forth in clauses (1) and (2) above, a default in any of the Company’s material representations, obligations or agreements under this Debenture (or any replacement(s) thereof), the Security Agreement, any Deed of Trust or the Purchase Agreement; provided, however, that, other than a default under (i) the second sentence Section 6(I) with respect to the payment of claim maintenance fees to the Bureau of Land Management (which shall be an Event of Default on August 2nd of the applicable year) or (ii) failure to deliver mineral title reports pursuant to Section 6(K) (which shall be an Event of Default on (A) May 1, 2017, with respect to reports to be delivered by the Landman pertaining to the Dayton/Spring Valley Properties, the American Flat Properties, the Genco/Rule Properties and the Amazon/Wonder Properties and (B) September 1, 2017, with respect to reports to be delivered by the Landman pertaining to the Lucerne Properties and the Occidental Properties), if such default can be cured, then such default will not be an Event of Default unless the Company has failed to cure such default within thirty (30) days after its occurrence;

(4) either (I) a default under any agreement to which the Company or any of its Subsidiaries is a party governing the Indebtedness of the Company or any Subsidiary in an aggregate principal amount in excess of seven hundred fifty thousand dollars ($750,000) resulting in a right by the holders of such Indebtedness, whether or not exercised, to accelerate the maturity of such Indebtedness; (II) a default under any Northern Comstock Debt or (III) default under a Material Agreement that permits the counterparty thereto to accelerate the payments owed thereunder; provided, that if prior to the exercise of remedies with respect to such acceleration the default under such other Indebtedness has been cured (or acceleration has been reversed) then the default with respect to this Debenture shall be cured as well;

(5) either (I) one or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least seven hundred fifty thousand dollars ($750,000) (not covered by independent third-party insurance) is rendered against the Company or any of its Subsidiaries and remains unsatisfied, unvacated or unstayed for a period of thirty (30) days after the entry thereof; (II) any judgments, orders or decrees rendered against the Company that could reasonably be expected to result in a Material Adverse Change; or (III) any judgment, order, or decree determined by a court of competent jurisdiction that prevents, enjoins or otherwise materially delays the Company’s exploration, development or mining with respect to the Real Property Collateral;

(6) the announcement of a restatement of any of the Company’s financial statements if the result of such restatement would be to require the independent auditor to modify its opinion or the Company to issue a Form 8-K;

(7) a perfected first priority security interest in favor of the Purchaser with respect to the Collateral ceases to exist for any reason, for a period of fifteen (15) days after the earlier of (x) notice thereof from Purchaser or (y) the Company or any Subsidiary of the Company becoming aware of the existence of such circumstance;

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(8) either (I) the Company or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Subsidiary or for any substantial part of the property of the Company or any Subsidiary, or make any general assignment for the benefit of creditors; or (II) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Subsidiary or for any substantial part of the property of the Company or any Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days (for purposes of this clause (10) only, “Subsidiaries” excludes any single Subsidiary or group of Subsidiaries where such Subsidiary’s revenue or such group of Subsidiaries’ revenues (in each case in accordance with GAAP) or assets is less than five percent (5%) of the aggregate (x) revenue or (y) assets of the Company and all its Subsidiaries, in each case measured on a consolidated basis for the Company and all its Subsidiaries); or

(9) the existence of a material title defect or other material issue identified pursuant to the reports and opinions required by Section 6(K) or that otherwise becomes known to the Company or any of its Subsidiaries that prevents, enjoins or otherwise materially delays the Company’s exploration, development or mining with respect to the Real Property Collateral, as reasonably determined by the Purchaser; provided that no Event of Default shall occur under this clause (9) unless the Company has failed to cure such title defect or other material issue by quiet title action or otherwise to the satisfaction of the Purchaser on or prior to the date that is the earlier of (x) four (4) months after the date on which the Company has become aware of such title defect or other material issue and (y) August 31, 2017.

(B) Acceleration.

(i) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 8(A)(i)(8) occurs with respect to the Company (and not solely with respect to a Subsidiary of the Company (as defined in such Section)), then the principal amount of, and all accrued and unpaid interest on, all of this Debenture (or any replacement(s) thereof) then outstanding and the Make-Whole Amount that would be payable if a Redemption of the Debenture were to occur on such date will immediately become due and payable without any further action or notice by any Person.

(ii) Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 8(A)(i)(8) with respect to the Company and not solely with respect to a Subsidiary of the Company (as defined in such Section)) occurs and is continuing, then the Purchaser may, by notice to the Company, declare the principal amount of, and all accrued and unpaid interest on, all of this Debenture (or any replacement(s) thereof) then outstanding and the Make-Whole Amount that would be payable if a Redemption of the Debenture were to occur on such date to become due and payable immediately. For the avoidance of doubt, whether or not the Purchasers declares such amounts to

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be due and payable under this clause (B)(ii), the Default Interest Rate shall apply as set forth in Section 3(B).

(C) Rescission of Acceleration. Notwithstanding anything to the contrary in this Debenture (or any replacement(s) thereof), the Purchaser may, by written notice to the Company, rescind any acceleration of this Debenture (or any replacement(s) thereof) and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) all existing Events of Default (except the non-payment of principal of, or interest on, this Debenture that have become due solely because of such acceleration) have been cured or waived and (iii) the Purchaser has received a sum sufficient to pay its fees and expenses in connection with such Event of Default, including the reasonable expenses, advances, and disbursements of its agents and counsel. No such rescission will affect any subsequent Default or impair any right consequent thereto.

(D) Waiver of Past Defaults. If an Event of Default is waived by the Purchaser in accordance with this Debenture, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

9. Amendments, Supplements and Waivers.

(A) No Amendments without Consent. Neither this Debenture nor the Security Agreement nor any Deed of Trust or ancillary document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing executed by the Company, the Subsidiaries and the Purchaser or, in the case of any other document, by an agreement or agreements in writing entered into by the parties thereto.

(B) Notations and Exchanges. If any amendment, supplement or waiver changes the terms of a Debenture, then the Company may, in its discretion, require the Purchaser to deliver this Debenture (or such portion thereof) to the Company so that the Company may place an appropriate notation on this Debenture (or such portion thereof) and return this Debenture (or such portion thereof) to the Purchaser. Alternatively, at its discretion, the Company may, in exchange for this Debenture (or such portion thereof), issue, execute and deliver a new Debenture that reflects the changed terms. The failure to make any appropriate notation or issue a new Debenture will not impair or affect the validity of such amendment, supplement or waiver.

10. Ranking.

The Indebtedness of the Company arising under or in connection with this Debenture constitutes a senior obligation of the Company, ranking equally in right of payment with other existing and future senior Indebtedness of the Company and ranking senior in right of payment to any existing or future subordinated debt of the Company.

11. Replacement Debentures.

If the Purchaser claims that this Debenture (or such portion thereof) has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Debenture upon surrender to the Company of such mutilated Debenture, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Debenture, the Company may require the Purchaser to provide such security

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or indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Debenture (or such portion thereof) is replaced.

12. Miscellaneous.

(A) Notices. Unless otherwise provided herein, all notices, demands, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, or sent by facsimile (if provided), addressed as follows (or to such other address as may be given in writing in the future by the Company to the Purchaser or the Purchaser to the Company):

If to the Company, to:
Comstock Mining Inc.
P.O. Box 1118
Virginia City, NV 89440
Attention: Corrado DeGasperis
Facsimile: 800-750-5740
Telephone: 775-848-5310

With a copy (which shall not constitute notice) to:

Withers Bergman LLP
1700 East Putnam Avenue, Suite 400
Greenwich, CT 06870-1366
Attention: Clyde Tinnen, Esq.
Facsimile: 203-302-6619
Telephone: 203-302-4079

Notices given to the Purchaser hereunder shall be delivered to it c/o GF Comstock 2 LP, 140 East 45th Street, Suite 17c, New York, NY 10017, Attention: Daniel Freuman, Telephone: 212-201-5813.

Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day; (ii) on the next Business Day after timely delivery for overnight service to a nationally recognized overnight courier service; and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

(B) Governing Law and Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; provided, however, that if the laws of any jurisdiction other than New York shall govern in regard to the validity, perfection or effect of perfection of any Lien or in regard to procedural matters affecting enforcement of any Liens in Collateral, such laws of such other jurisdictions shall continue to apply to that extent. The Company agrees that any action, suit or proceeding arising out of or relating to this Debenture (whether brought against the Company, the Purchaser or its respective Affiliates, employees or agents) may be commenced in the state courts sitting in New York City, New York, Borough of Manhattan and the United

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States District Court of the Southern District of New York, and any appellate court from any thereof. NOTWITHSTANDING THE FOREGOING, THE PURCHASER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ANY SUBSIDIARY (OR ANY PROPERTY OF SUCH PERSON) IN THE COURT OF ANY OTHER JURISDICTION THE PURCHASER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS UNDER THIS INDENTURE. The Company hereby (1) irrevocably waives personal service of process, (2) waives, to the fullest extent permitted by applicable law, (x) any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding; and (y) any claim that it may now or hereafter have that any such action, suit or proceeding in such a court has been brought in an inconvenient forum, (3) submits to the nonexclusive jurisdiction of such courts in any such action, suit or proceeding and (4) consents to process being served in any such action, suit or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the Company at the address in effect for notices to it under this Debenture (and agrees that such service shall constitute good and sufficient service of process and notice thereof). The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, suit or proceeding arising out of or relating to this Debenture or the transactions contemplated hereby.

(C) Cumulative Remedies. The rights, remedies, powers and privileges of a party hereunder are cumulative and not exclusive of any rights or remedies that such party may otherwise have.

(D) Execution. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

(E) Severability. If any term, provision, covenant or restriction of this Debenture is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the reasonable efforts shall be used to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the Company's intention that it would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(F) Successors and Assigns. This Debenture shall inure to the benefit of and be binding upon the Company's successors and permitted assigns, and references to the Company will be deemed to include its successors and permitted assigns. Nothing in this Debenture, express or implied, is intended to confer upon any party, other than the Company, the Purchaser or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Debenture, except as expressly provided in this Debenture. The Company may not assign its rights or obligations under this Debenture without the prior written consent of the other party and any attempt to do so without such consent will be null and void.

(G) Section Headings. The section headings contained in this Debenture are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(H) No Delay, Waivers, etc. No delay on the part of the Purchaser in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The Purchaser

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shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by the Purchaser.

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Schedule C
Permitted Indebtedness
See separate schedule

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Schedule D
Permitted Liens
See separate schedule

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